Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-160244) as amended by Post-Effective Amendment No. 1 on Form S-3 (No. 333-160244) and as amended by Post-Effective Amendment No. 2 on Form S-3 (No. 333-160244), and in the Registration Statements on Form S‑8 (Nos. 333-188247, 333-116371, 333-66183 and 333-212080) of Kaman Corporation of our reports dated February 28, 2017 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
February 28, 2017